SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 11, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 26, 2007, Ingram Micro Inc. announced the appointment of Alain Monié, executive vice president and president of Ingram Micro Asia-Pacific to president and chief operating officer of Ingram Micro Inc., effective August 1, 2007. Ingram Micro disclosed key terms of Mr. Monié’s compensation, which has been approved by the Human Resources Committee of the Board of Directors of Ingram Micro in a Current Report on Form 8-K dated July 31, 2007, which described Mr. Monié’s $2 million relocation bonus and Ingram Micro’s agreement to provide additional payments to cover the taxes, plus gross-up, that Mr. Monié may be liable to pay in connection with a $400,000 portion of his relocation bonus. On September 11, 2007, the Human Resources Committee of the Board approved that Ingram Micro will also provide payments to cover certain taxes, plus gross-up, that Mr. Monié may be liable to pay in connection with the balance of $1.6 million of his relocation bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date:   September 17, 2007